Exhibit 10

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT by and between VIRIDAX CORPORATION,, a Florida corporation, hereinafter sometimes referred to as "Viridax" ) and MYCOBIS CORPORATION, a State of Washington corporation, ( hereinafter sometimes referred to as "Mycobis").

         WHEREAS, Mycobis desires to sell certain bacteriophage-based products used for the treatment of certain infections to Viridax, including the technological support required for the legally approved application of such products, under the terms and conditions as hereinafter set forth in this Agreement; and

         WHEREAS, Viridax is willing to purchase the said products as identified herein under the terms and conditions as hereinafter set forth in this Agreement; and

         WHEREAS, the respective board of directors of both corporations have approved and adopted this Agreement and the transactions contemplated thereby,

         NOW THEREFORE, under the mutual covenants and conditions as contained herein and for other good and valuable consideration, receipt of which is mutually acknowledged, it is agreed as follows:

         ARTICLE 1. RECITALS

         The parties hereto agree that the foregoing recitals are true and correct and incorporated herein by this reference.

         ARTICLE 2.  ASSETS TO BE PURCHASED AND SUPPORT

         The assets being purchased pursuant to this Agreement consist of biological materials identified as Staphylococcus aureus Bacteriophages (Lytic Product Candidate Phages, R1, R2 and R2), all as more particularly described as Exhibit "A" as attached to and incorporated into this Agreement including a referenced General Conveyance Agreement and Bill of Sale attached to and incorporated into this Agreement, identified as Exhibit "B". It is understood and agreed that Mycobis, acting through its directors and officers, shall provide such technological and administrative support as shall be necessary for Viridax to take the assets as purchased from the existing stage through to commercial realization.

         ARTICLE 3.   PURCHASE PRICE AND ISSUANCE OF

         The purchase price for all assets being purchased under this Agreement is Two Million (2,00,000) shares of the voting common stock of Viridax, represented by a stock certificate duly issued by Viridax in the name of "MYCOBIS CORPORATION"

         The shares as issued are duly authorized but previously unissued shares of Viridax and are "restricted securities" as defined by Rule 144 of the Rules and Regulations promulgated the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Mycobis represents herein that it is acquiring said shares for investment purposes only. The shares as issued under this Agreement are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under
Section 4(2) thereof and the Rules and Regulations promulgated thereunder, The certificate representing the shares acquired by Mycobis shall bear a restrictive legend in the following form:

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




         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT" ), THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

         ARTICLE  4.  REPRESENTATIONS AND WARRANTIES OF VIRIDAX

         Viridax hereby represents, warrants and agrees that:

         SECTION 4.1. Organization, Good Standing and Corporate Power of Viridax. Viridax is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Florida, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

         SECTION 4.2. Capitalization of Viridax. The authorized capital stock of Viridax consists of 50,000,000 shares of common stock, par value $0.001 per share, of which 3,900,000 shares are issued and outstanding. All shares of Viridax stock currently issued and outstanding have been duly authorized, validly issued and are fully paid and non-assessable. There are no preemptive rights, or other outstanding rights, options, warrants conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating Viridax to issue any shares of its capital stock or any security representing the night to acquire, purchase or otherwise receive any such stock. The Viridax shares when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

         SECTION 4.3. Charter Documents. Copies of Viridax's Articles of Incorporation and By-Laws and amendments thereto, have been made available to Mycobis prior to the date hereof.

         SECTION 4.4. Corporate Documents. The most recent Viridax shareholders' list and corporate minute books, which have been made available to the Company, are complete and accurate as of the date hereof, and the corporate minute books contain the recorded minutes of all corporate meetings of shareholders and directors. There are no shareholder agreements, voting agreements, registration right agreements or other such agreements among shareholders or with Viridax.

         SECTION 4.5. Corporate Authority. Viridax has all requisite corporate power and authority and has taken all corporate actions necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein, including obtaining the approval of this Agreement by its Board of Directors. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Viridax with the provisions hereof will not:

         (a) Conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Viridax under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Viridax, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Viridax is a party or by which it is bound, or

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


         (b) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Viridax or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement is the valid and binding agreement of Viridax enforceable against Viridax in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

         SECTION 4.6. Absence of Certain Changes. Since April 15, 2005, except as disclosed otherwise herein Viridax:

         (a) has not ( i ) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, ( ii ) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct of indirect, ( iii ) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, ( iv ) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, ( vi ) reclassified its shares of capital stock, or ( vii ) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement

         (b) except for liabilities incurred in connection with this Agreement or the transactions contemplated herein, has conducted its business only in the ordinary course. there has not been (i) any event or occurrence which could have a material adverse effect on Viridax's business or assets, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods. principles or practices by Viridax materially affecting its, assets. Liabilities or business or

         (c) made any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on Viridax's business or assets, or any of its tax attributes or any settlement or compromise of any material income tax liability.

         SECTION 4.7. Tax Returns and Payments. Viridax has filed with the appropriate governmental authority all tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement, and Viridax has paid all taxes to be due on said returns, any assessments made against Viridax and all other taxes, fees and similar charges imposed on Viridax by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

         SECTION 4.8. Compliance with Law and Government Regulations. Viridax is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Viridax is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         SECTION 4.9. Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Viridax is a party or which may result in any material adverse change in the business or condition, financial or otherwise, Viridax or in any of its properties or assets, or which might result in any liability on the part of Viridax, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the best knowledge of Viridax there is no basis for any such litigation, arbitration, proceeding or investigation.

         SECTION 4.10. Environmental Matters. There are no actions, proceedings or investigations pending or, to Viridax's best knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court.

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         SECTION 4.11. Government Consent. Other than as may be required in connection with the transactions contemplated by this Agreement, no notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Viridax from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Viridax to consummate the transactions contemplated by this Agreement.

         SECTION 4.12. Employee Benefit Plans. Viridax is not a party to, or bound by, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by Viridax or any of its subsidiaries or by an trade or business.

         SECTION 4.13. Accuracy of Information Furnished. No representation, statement, or information contained in this Agreement (including the schedules) or any contract or document executed in connection herewith or delivered pursuant hereto, or thereto or made available or furnished to Mycobis or its representatives by Viridax or its representatives contains any untrue statement of a material fact, or omits any material fact necessary to make the information contained therein not misleading.

         ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF MYCOBIS.

          Mycobis hereby represents warrants, and agrees that:

         SECTION 5.1. Organization, Good Standing and Corporate Power of Mycobis. Mycobis is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Florida, is duly qualified to do business and is. in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. Mycobis does not own any stock or other interest in, any other corporation nor is there any other corporation over which Mycobis may be deemed to be in control because of factors or relationships other than the quantity of stock or other interest owned.

         SECTION 5.2. Charter Documents. Complete and correct copies of Mycobis's Articles of Association and Memorandum of Association and all amendments thereto (collectively, the "Charter Documents"), have been delivered to Viridax.

         SECTION 5.3. Capitalization of the Company. The authorized capital stock of the Company consists of 5,000,000 shares of no par common stock. All shares of Mycobis Stock currently issued and outstanding have been duly authorized, validly issued, and are fully paid and non-assessable. There are no preemptive rights, or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating Mycobis to issue any shares of its capital stock or any security representing the right to acquire, purchase or otherwise receive any such stock.

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      SECTION 5.4. Authority. Mycobis (also referred to as the "Company") and the holders of all the outstanding shares of the Company stock have approved this Agreement and duly authorized the execution and delivery hereof. Mycobis has full power, authority and legal right to enter into this Agreement, to consummate the transactions contemplated hereby, and to take all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by Mycobis with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Mycobis under, any of the terms, conditions or provisions of the Company's organizational documents, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which the Company is party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement represents the valid and binding agreement of the Company enforceable against the Company in accordance with its respective term, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles or equity.

      SECTION 5.5. Absence of Certain Changes. Since April 15, 2005, except as disclosed herein, Mycobis:

      (a) has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect , (iii) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement.

      (b) except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, has conducted its business only in the ordinary course, and there has not been (i) any event or occurrence which could have a material adverse effect on the Company's business or assets, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or

      (c) made any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company's business or assets, or any of the its tax attributes or any settlement or compromise of any material income tax liability.

      SECTION 5.6. Compliance with Law and Government Regulations. The Company is in material compliance with all applicable local and foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or operation of their businesses. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      SECTION 5.7. Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Mycobis is a party or which may result in any material change in the business or condition, financial or otherwise, of the Company in any of its properties or assets, or which if determined against the Company, or which might result in any liability on the part of the Company, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of the Company, there is no basis for any such litigation, arbitration, proceeding or investigation.

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      SECTION 5.8. Environmental Matters. There are no actions, proceedings or investigations pending or, to the Company's best knowledge after making appropriate investigation, threatened before any governmental environmental regulatory body, or before any court.


      SECTION 5.9 Governmental Consent. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Mycobis from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by the Company or the carrying out and consummation of any transactions contemplated hereby.

      SECTION 5.10. Full Disclosure. None of the representations and warranties made by Mycobis and the Shareholders herein, or in any schedule, certificate or memorandum furnished or to be furnished by the Company, contains any untrue statement of material fact , or omits any material fact, the omission of which would be misleading.

      ARTICLE 6. ADDITIONAL AGREEMENTS

      SECTION 6.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

      SECTION 6.2. Necessary Actions. Subject to the terms and conditions, herein provided, each of :the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of Viridax or Mycobis as the case may be, will take all such necessary action.

      ARTICLE 7. MISCELLANEOUS

      SECTION 7.1. Notices. Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

If to Mycobis:    Mycobis Corporation
                  19211 64th Place, N.E.
                  Kenmore, WA  98028-3380

If to Viridax:    Viridax Corporation
                  270 NW 3rd Court
                  Boca Raton, FL  33432

      Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 7.1. All such notices will be effective when received.

      SECTION 7.2. No Personal Liability. This Agreement will not create or be deemed to create any personal liability or obligation on the part of any direct or indirect shareholder of the parties hereto, or any of their respective officers, directors, employees, agents or representative.

      SECTION 7.3. Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

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

         SECTION 7.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy,

         SECTION 7.5. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or enforceability affect the validity Or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 7.6. Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         SECTION 7.7. Governing Law. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the of the State of Florida without regard to the conflict of law principles thereof.

         SECTION 7.8. Closing. This Agreement shall be deemed closed as of the date of execution hereof, at which time the shares identified in ARTICLE 3. shall be delivered to Mycobis.

         SECTION 7.9. Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the Shares of Viridax common stock to be issued hereunder at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

         SECTION 7.10. Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the 18th day of April, 2005.


                                        VIRIDAX CORPORATION,


                                        By: /s/ Brett L. DeWees
                                           -------------------------------------
                                                Brett L. DeWees
                                                President


                                        MYCOBIS CORPORATION


                                        By /s/ Richard C. Honour
                                          --------------------------------------
                                               Richard C. Honour
                                               President


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                                   EXHIBIT "A"



-------------------------------------------------------------------------------
                       Staphylococcus aureus Phages
-------------------------------------------------------------------------------
      ID Number             Source        Date                Specificity
-------------------------------------------------------------------------------
R1                Enriched Soil        4.04              S. aureus
-------------------------------------------------------------------------------
R2                Enriched Soil        4.04              S. aureus
-------------------------------------------------------------------------------
R3                Enriched Soil        4.04              S. aureus
-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                       Staphylococcus aureus Hosts
-------------------------------------------------------------------------------
          ID Number               Source              Date      Specificity
-------------------------------------------------------------------------------
19655                  ATCC
-------------------------------------------------------------------------------





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                                  EXHIBIT "B"
                                       TO
                            ASSET PURCHASE AGREEMENT
                 GENERAL CONVEYANCE ASSIGNMENT AND BILL OF SALE


         FOR VALUE RECEIVED, the undersigned MYCOBIS CORPORATION hereby assigns, conveys, transfers, and delivers to VIRIDAX CORPORATION, a corporation organized under Florida law, each and all of the "Assets" as such term is defined in the ASSET PURCHASE AGREEMENT and as listed on Exhibit "A", dated as of April 18, 2005 between the said parties.

         This instrument is executed and delivered pursuant to the ASSET PURCHASE AGREEMENT, and is not intended to, and shall not alter, affect, or diminish in any manner whatsoever the representations, warranties and covenants made by the parties in the said Agreement, all of which shall survive the execution and delivery of this instrument to the extent provided in the said Agreement.

         MYCOBIS CORPORATION binds itself and its successors and assigns to forever warrant and defend, all and singular, title to the Assets conveyed hereunder unto VIRIDAX CORPORATION, its successors and assigns, against every person claiming the same or any part thereof.

         MYCOBIS CORPORATION hereby binds itself and its successors and assigns to deliver such other certificates, assignments, conveyances, assurances, instruments and documents as VIRIDAX CORPORATION, shall deem necessary to effect the transactions contemplated hereby and in the ASSET PURCHASE AGREEMENT and to vest in MOLIRIS CORPORATION good and market title to the Assets.

         IN WITNESS WHEREOF, undersigned has duly executed this instrument on April 18, 2004.

                                               MYCOBIS CORPORATION


                                               By: /s/ Richard Honour
                                                  ------------------------------
                                                   Richard Honour, President



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